                                                                      Exhibit 11

(DECHERT LLP LETTERHEAD)

July 2, 2009

Board of Trustees
Janus Investment Fund
151 Detroit Street
Denver, Colorado 80206

Re: Janus Investment Fund on behalf of its Janus Triton Fund series

Dear Ladies and Gentlemen:

We have acted as special counsel to Janus Investment Fund, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by Janus Triton Fund, a series of the Trust, of the assets of Janus Adviser Small-Mid Growth Fund, a series of the Janus Adviser Series, a Delaware statutory trust, which shares have been registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission on March 17, 2009.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records of the Trust as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of facts contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement, the Agreement and Plan of Reorganization included therein, and the Trust's Amended Rule 18f-3 plan as adopted by the Board of Trustees of the Trust on March 12, 2009 will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust.

Janus Investment Fund
July 2, 2009
Page 2


We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very Truly Yours,


/s/ Dechert LLP